EXHIBIT 23.05

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2005, accompanying the financial statements included in the Annual Report of Spectrum Organic Products, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Spectrum Organic Products, Inc on Forms S-8 (File No. 333-44796 and File No. 333-109342).


/s/  Grant Thornton, LLP
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     Grant Thornton, LLP

San Francisco, CA
March 24, 2005